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                                                                   Exhibit 10.15

                              AMENDED AND RESTATED
                        REVLON PENSION EQUALIZATION PLAN
                        --------------------------------


         The Revlon Pension Equalization Plan, maintained by Revlon Consumer Products Corporation ("Revlon"), is hereby amended and restated in its entirety as follows, effective December 14, 1998 unless otherwise indicated:

I.       Definitions
         -----------

         For purposes of this Revlon Pension Equalization Plan, the following terms shall have the respective meanings stated below unless a different meaning is plainly required by the context:

         (a) "Pension Plan" means the Revlon Employees' Retirement Plan (formerly known as the Revlon, Inc. Employees' Retirement Plan) originally established effective October 30, 1943, as thereafter from time to time amended.

         (b) "Employer" means Revlon, Inc. (formerly known as New Revlon Inc.) and Revlon Consumer Products Corporation and any other corporation or other business entity which shall at any time be an "Employer" as defined in the Pension Plan.

         (c) "Plan" means the Revlon Pension Equalization Plan (formerly known as the Revlon Inc. Pension Equalization Plan) set forth herein as it may from time to time be amended.

         (d) "Participant" means any current or former employee of an Employer who is eligible for benefits under the Pension Plan.

         (e) "Company" means Revlon Consumer Products Corporation, its subsidiaries, divisions and affiliates, and successors to any of them.


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II.      Liability for Benefits
         ----------------------

         (a) ERISA Section 3(36) Excess Benefits. Each Employer who shall at any time have employed a Participant and Revlon (whether or not it shall have employed such Participant), shall be jointly and severally liable to pay to such Participant or to his spouse or beneficiary, the entire amount by which (x) the benefits which would have been payable to such Participant or spouse or beneficiary under the Pension Plan but for the limitations on benefits imposed by section 415 of the Internal Revenue Code of 1986, as amended (the "Code"), and section 2004 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or corresponding provisions of subsequent law, exceed (y) the actual benefits which are payable to such Participant or spouse or beneficiary under the Pension Plan after giving effect to the limitations on benefits imposed by said provisions of the Code and ERISA (and any applicable Pension Plan language reflecting such provisions).

         (b) Code Section 401(a)(17) Excess Benefits. In addition to the joint and several liabilities set forth in paragraph (a), each Employer who shall at any time have employed a Participant, and Revlon (whether or not it shall have employed such Participant), shall be jointly and severally liable to pay to such Participant, or to his spouse or beneficiary, the entire amount by which
(x) the benefits which would have been payable to such Participant or spouse or beneficiary under the Pension Pla and paragraph (a) hereof, taken together, but for the limitations on includable compensation imposed by section 401(a)(17) of the Code, or corresponding provisions of subsequent law, exceed (y) the actual benefits which are payable to such Participant or spouse or beneficiary under the Pension Plan and paragraph (a) hereof, after giving effect to the limitations on benefits imposed by said provision of the Code (and any


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applicable Pension Plan language reflecting such Code provisions). This paragraph (b), for all purposes, shall be construed to provide a separate plan of benefits apart from paragraph (a), and no Participant shall be eligible for benefits under this paragraph (b) unless he is within a "select group of management or highly compensated employees" within the meaning of sections 201(2), 301(a)(3) and 401(a)(1) of ERISA. The provisions of this paragraph (b) are effective January 1, 1989.

         (c) Coordination with Deferred Compensation Plan. The Plan shall take into account for benefit calculation purposes compensation voluntarily deferred by a Participant under the Revlon Executive Deferred Compensation Plan ("Deferred Compensation Plan") and the Revlon Excess Savings Plan for Key Employees ("Excess Savings Plan") at the time when the deferred amounts would have otherwise been payable but for the election to defer; and the amounts deferred and additional amounts attributable thereto shall, when paid, be excluded from compensation under both the Pension Plan and this Plan. The provisions of this paragraph (c) are effective December 31, 1993 with respect to the Deferred Compensation Plan and effective April 1, 1997 with respect to the Excess Savings Plan.

         (d) Special Accruals. The benefits that would otherwise accrue under this Plan at January 1, 1994 by virtue of amendments then becoming effective to the Pension Plan shall instead accrue at December 31, 1993. The provisions of this paragraph (d) are effective December 31, 1993.

         (e) Noncompetition Requirement. During any period that an amount continues to be payable to or on behalf of a Participant hereunder following such Participant's termination of service with the Employer, such payment shall be conditioned on (i) such Participant not, during

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the one year following the termination of the Participant's employment with the
Company, becoming directly or indirectly, as a director, officer, stockholder, partner, associate, employee, consultant, owner, agent or independent contractor, interested in or associated with any corporation, firm or business engaged in a consumer or professional cosmetics, fragrances or toiletries business or any other business that is competitive, in any geographic area, with any business of the Company to which the Participant was assigned or for which the Participant rendered substantial employment services or with respect to which the Participant was substantially exposed to confidential information or trade secrets, at any time during the two years prior to the termination of the Participant's employment with the Company and (ii) such Participant's compliance with any noncompetition, confidentiality or similar agreement applicable to such Participant under any employment or similar agreement or any policy of the Company. If subsequent to the commencement of payment of any amounts payable to or on behalf of a Participant hereunder the Company discovers that the Participant committed acts while employed which would have constituted good reason for termination under any employment or similar agreement to which the Participant was a party or any severance or like plan or policy of the Company applicable to the Participant or violated the preceding sentence of this paragraph (e), all further payments hereunder shall cease and the Participant shall reimburse the Company for all payments previously made hereunder. If any condition contained in this paragraph (e) shall be unenforceable by reason of the extent, duration or geographical scope thereof, or otherwise, then the court making such determination shall have the right to reduce such extent, duration, geographical scope or other provision in order to make this paragraph (e)


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enforceable in the manner contemplated hereby. The provisions of this paragraph are effective January 1, 1996.

III.     Method of Payment
         -----------------

         Unless otherwise agreed by the Employer and the Participant or spouse or beneficiary, all payments under this Plan shall be made at the same time and in the same form and manner as the corresponding payments would have been made under the Pension Plan, except that the source of any payment under this Plan shall be the general assets of one or more of the Employers. However, to the extent that any Social Security taxes are due upon the benefits conferred under the Plan, such taxes shall be withheld from the payments made under the Plan commencing with the first payment made hereunder and remitted to the appropriate taxing authorities, until the liability for such taxes is extinguished.

IV.      Change in Pension Plan
         ----------------------

         In the event that the Pension Plan shall be amended effective on or after the date hereof to change in any way the benefits applicable to any Participant or his spouse or beneficiary, or shall be replaced in whole or in part by any successor plan, the provisions or this Plan shall apply based on the provisions of the Pension Plan as so amended, or such successor plan, which are applicable to such Participant, spouse or beneficiary.

V.       Amendment or Termination
         ------------------------

         The Board of Directors of Revlon or its Executive Committee may at any time amend or terminate this Plan, in whole or in part, but no such amendment or termination shall deprive any Participant or his spouse or beneficiary of any right to benefits which have accrued under this


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Plan prior to the date of such amendment or termination. Any such amendment or termination shall be evidence in writing.

VI.      Powers and Authority; Action Conclusive
         ---------------------------------------

         Revlon shall be responsible for the administration of the Plan and shall have the exclusive right, responsibility and authority with respect to the construction, interpretation, application or administration of the Plan and eligibility for Plan benefits. The decisions or actions of Revlon in good faith in respect of any matter hereunder shall be final, conclusive and binding upon all parties concerned. Any determination made by Revlon shall be give deference in the event it is subject to judicial review and shall be overturned only if it is arbitrary and capricious.

VII.     Maximum Benefit
         ---------------

         In determining the benefit payable under this Plan to or in respect of a Participant, a maximum benefit limitation shall be imposed, applied as follows: (i) first determine the Participant's accrued benefit expressed as a straight life annuity payable at normal retirement age (or, if later, the date as of which benefits with respect to a Participant actually commence), considering this Plan and the Pension Plan together; (ii) then, if the combined benefit so determined exceeds $500,000 per annum, reduce the portion of such combined benefit that is attributable to this Plan so that the combined benefit does not exceed $500,000 per annum (and if the benefit so determined attributable to the Pension Plan alone is at lease $500,000 per annum then no benefit shall be payable from this Plan); and (iii) then make any other adjustments required in determining the amount of the benefit otherwise payable, for example, actuarial adjustments to reflect the form and timing of payment (such as the conversion to a joint and


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survivor annuity form, the reduction on account of early commencement of benefits, etc.). The provisions of this paragraph are effective January 1, 1995.

         IN WITNESS WHEREOF, Revlon has caused this instrument to be executed by its duly authorized corporate officer as of December 14, 1998.


                                            REVLON CONSUMER PRODUCTS CORPORATION

                                            BY: /s/ Wade H. Nichols
                                                --------------------------------